Exhibit 99.1
LIME ENERGY CO. SETS RECORD DATE
FOR RIGHTS OFFERING
ELK GROVE VILLAGE, Illinois, February 16, 2007 — Lime Energy Co. today announced that it is setting February 23, 2007 as the record date for it rights offering. Only holders of record of the company’s stock as of the close of business on the record date will be eligible to participate in the rights offering. Generally stock transactions settle on the third day following the date of the transaction so the last day to purchase the company’s common stock to be a shareholder of record and qualify for the rights offering will be Tuesday February 20, 2007. The Company has decided to hold the rights offering open until 5:00 pm on Friday March 23, 2007.
The rights offering is being made to offer the Company’s common stockholders an opportunity to purchase shares of its common stock at the same price per share paid by company management, certain members of the board of directors and former Series E Preferred Shareholders in the $17.875 million raise completed last June, which proceeds were utilized to recapitalize the Company’s balance sheet and acquire Parke P.A.N.D.A. Corporation. In addition, the Company views the rights offering is a cost-effective manner to raise additional capital for working capital and growth initiatives.
The Company will distribute, at no charge, to each holder of its common stock of record as of February 23, 2007, five non-transferable subscription rights for each share of common stock owned. Each subscription right will allow the holder to purchase one share of the Company’s common stock at a price of $1.00 per share. Stockholders who elect to exercise their basic subscription privilege in full may also subscribe for additional shares of Lime Energy common stock at $1.00 per share under their respective over-subscription privileges to the extent that other rights holders do not exercise their basic subscription privileges in full. Former holders of its Series E Preferred Stock and Daniel Parke have all waived their rights to receive subscription rights in the rights offering in order to maximize the number of shares available for purchase by other stockholders. The total number of shares available in the rights offering is 38,695,160.
Additional information regarding the rights offering will be mailed to stockholders on or about February 28, 2007, and is available in the Company’s registration statement on Form S-1 (Registration No. 333-137236) which was filed with the Securities and Exchange Commission on February 9, 2007, and is available on the Company’s website at www.lime-energy.com or on Edgar.
This announcement shall not constitute an offer to sell or a solicitation of any offer to buy these securities.
About Lime Energy
Lime Energy, (“Less is More Efficient”) is one of the nation’s leading energy efficiency technology and engineering companies. Lime brings together more than 75 years of experience in design, engineering and installation of energy efficient solutions providing customers with guaranteed saving results and high returns on invested capital. By efficiently reducing the amount of electricity Lime customers use they are able to both save money and become better corporate citizens through the reduction of unnecessary greenhouse gas emissions (“Nothing Greener than Energy Not Used”). Lime Energy is headquartered in Elk Grove Village, Illinois with offices in New York, Texas, Utah, and throughout California. The company’s stock is traded on the OTC Bulletin Board under the symbol LMEC. Additional information is available at the company’s website at http://www.lime-energy.com or by calling 847-437-1666.
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Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone 905-326-1888
E-mail: glen@bristolir.com
FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2007 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks are referenced in Lime Energy’s current Annual Report on form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; and such factors are incorporated by reference.